UNITED STATES
-                       SECURITIES AND EXCHANGE COMMISSION


                              WASHINGTON, D.C. 20549


                                 ______________

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported) June 1, 2004

                          AMERICAN UNITED GLOBAL, INC.
             (Exact name of registrant as specified in its charter)


   Delaware                      001-13549                    95-4359228
(State or other           (Commission File Number)          (IRS Employer
jurisdiction of                                          Identification No.)
incorporation)




                              11108 NE 106th PLACE
                           KIRKLAND, WASHINGTON 98033

          (Address of principal executive offices, including zip code)

                                ( 425-869-7410 )
              (Registrant's telephone number, including area code)

Item 4. Changes in Registrant's Certifying Accountant

       (a) Previous independent accountants

     The Board of Directors and Audit Committee of American United Global, Inc. dismissed its independent accountants, Eisner, LLP, on June 1, 2004. Eisner, LLP was engaged as the Company's certifying accountant on July 24, 2003. Eisner, LLP performed no audits on the financial statements of American United Global, Inc. In connection with its reviews of the quarterly consolidated financial statements of American United Global, Inc. performed during the period between July 24, 2003 and June 1, 2004, there have been no disagreements with Eisner, LLP on matters of accounting principles or practices or financial statement disclosure. American United Global, Inc. has requested that Eisner, LLP furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter dated June 3, 2004 is attached as exhibit 16.0 to this Form 8-K.


      (b) New independent accountants

     American United Global, Inc. with the approval of the Audit Committee of the Board of Directors, engaged Seligson & Giannattasio, LLP as its new independent accountants as of June 1, 2004.


     During the two fiscal years and the subsequent interim period prior to the engagement of Seligson $ Giannattasio, LLP on June 1, 2004, American United Global, Inc. did not consult with Seligson & Giannattasio, LLP regarding the application of accounting principles to any specific transaction, whether completed or proposed; on the type of audit opinion that might be rendered on American United Global, Inc.'s financial statements; or on any matter that was either the subject of a disagreement or a reportable event.


Item 5. Other Events

Exhibit 16.0    Eisner, LLP letter related to Item 4(a).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                               AMERICAN UNITED GLOBAL, INC.



                                               By: /s/ David M. Barnes
                                               -----------------------
                                               David M. Barnes
                                               Chief Financial Officer



Dated: June 4, 2004